CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Gary Schellenberg, Chief Financial Officer, Secretary and Treasurer of Colorado Goldfields Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           the Quarterly Report on Form 10-QSB of Colorado Goldfields Inc. for the quarterly period ended May 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Colorado Goldfields Inc.

Dated: July 23, 2007

/s/ Gary Schellenberg
Gary Schellenberg
Chief Financial Officer, Secretary and Treasurer
(Principal Accounting Officer and Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Colorado Goldfields Inc. and will be retained by Colorado Goldfields Inc. and furnished to the Securities and Exchange Commission or its staff upon request.